Exhibit 3.1

AMENDED AND RESTATED BYLAWS

STAAR Surgical Company

(a Delaware Corporation)

ARTICLE I

Offices

SECTION 1. Registered Office. The registered office of the Corporation within the State of Delaware shall be as set forth in the Corporation’s certificate of incorporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”).

SECTION 2. Other Offices. The Corporation may also have an office or offices other than said registered office at such place or places, either within or without the State of Delaware, as the Board of Directors shall from time to time determine or the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

SECTION 1. Place of Meetings. All meetings of stockholders for the election of directors or for any other purpose shall be held at any such place, if any, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of meeting. The Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 13 of this Article II and Section 211(a) of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”).

SECTION 2. Annual Meeting. An annual meeting of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting. At such annual meeting, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

SECTION 3. Special Meetings.

(a)
Special meetings of the stockholders of the Corporation (i) may be called, for any purpose or purposes, by or at the direction of the Board of Directors, the Chair of the Board, if one shall have been elected, or the President and (ii) subject to and in compliance with the following provisions of this Section 3, shall be called by the Secretary upon the written request of one or more Proposing Persons having Net Long Beneficial Ownership of at least thirty-five percent (35%) of the outstanding common stock of the Corporation (the “Requisite Percentage”).

(b)
In order for a special meeting of stockholders to be validly called pursuant to Section 3(a)(ii) of this Article II (a “Stockholder Requested Special Meeting”), one or more requests for a special meeting (each, a “Special Meeting Request,” and collectively, the “Special Meeting Requests”) in a proper form must be signed by one or more Proposing Persons having, in the aggregate, the Requisite Percentage of the outstanding common stock and must be delivered to the Secretary at the principal executive offices of the Corporation by registered mail, return receipt requested in accordance with this Section 3(b). In determining whether a Stockholder Requested Special Meeting has been validly called, multiple Special Meeting Requests delivered to the Secretary will be considered together only if each Special Meeting Request identifies the same purpose or purposes of the Stockholder Requested Special Meeting and the same matters proposed to be acted on at such meeting (in each case as determined in good faith by the Board of Directors), and such Special Meeting Requests have been dated and delivered to the Secretary within sixty (60) days of the earliest dated Special Meeting Request. In determining whether two or more Special Meeting Requests should be considered together (and therefore aggregated for purposes of determining whether the Requisite Percentage has been reached), Special Meeting Requests calling for the removal of one or more members of the Board of Directors shall be considered together if the director or directors proposed to be so removed are identified in such Special Meeting Requests. To be in proper form, each Special Meeting Request shall (i) set forth the name and address, as they appear on the Corporation’s books (or in the case of beneficial holders, as they appear on satisfactory proof provided thereof), of each

Proposing Person, (ii) bear the date of signature of each Proposing Person signing the Special Meeting Request, and (iii) include (x) a statement of the specific purpose or purposes of the meeting, the matter or matters proposed to be acted on at the special meeting and the reasons for conducting such business at the special meeting, (y) the text of any proposal or business to be considered at the special meeting (including the text of any resolutions proposed to be considered and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), and (z) such other information and representations, to the extent applicable, regarding the Proposing Person and the matters proposed to be acted on at the special meeting that would be required to be set forth in a stockholder’s notice delivered pursuant to Section 12 hereof. Any Proposing Person may revoke his, her or its Special Meeting Request at any time by written revocation delivered to the Secretary at the principal executive offices of the Corporation.

(c)
The Secretary shall not be required to call a special meeting pursuant to a Special Meeting Request if (i) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law; (ii) the Special Meeting Request is received by the Corporation during the period commencing sixty (60) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending immediately following the final adjournment of the next annual meeting; (iii) an identical or substantially similar item (a “Similar Item”) was presented at any meeting of stockholders held within one hundred eighty 180 days prior to receipt by the Corporation of such Special Meeting Request; (iv) a Similar Item is already included in the Corporation’s notice as an item of business to be brought before a meeting of the stockholders that has been called but not yet held; or (v) such Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act (as hereinafter defined), or other applicable law. In addition, if a Stockholder Requested Special Meeting is validly called in compliance with this Section 3, the Board of Directors may (in lieu of calling the Stockholder Requested Special Meeting) present a Similar Item or Similar Items for stockholder approval at any other meeting of stockholders that is held within 120 days after the Corporation receives Special Meeting Requests sufficient to call a Stockholder Requested Special Meeting in compliance with this Section 3; and, in such case, the Secretary shall not be required to call the Stockholder Requested Special Meeting. For the avoidance of doubt, one or more Special Meeting Requests calling for the removal of one or more members of the Board of Directors shall not be considered a Similar Item unless such Request or Requests call for the removal of a member of the Board of Directors who received a greater number of votes “for” such election than votes “withheld” from such election at the immediately prior annual meeting.

(d)
Any special meeting of stockholders, including any Stockholder Requested Special Meeting, shall be held at such place, if any, and at such date and time as may be fixed by the Board of Directors in accordance with these Bylaws and in compliance with applicable law; provided that a Stockholder Requested Special Meeting shall be held within ninety (90) days after the Corporation receives one or more valid Special Meeting Requests in compliance with this Section 3 from Proposing Persons having Net Long Beneficial Ownership of the Requisite Percentage; provided, further, that the Board of Directors shall have the discretion to (x) call an annual or special meeting of stockholders (in lieu of calling the Stockholder Requested Special Meeting) in accordance with the last sentence of Section 3(c) of this Article II or (y) cancel any Stockholder Requested Special Meeting that has been called but not yet held for any of the reasons set forth in Section 3(c) of this Article II.

(e)
Business transacted at any Stockholder Requested Special Meeting shall be limited to the purpose(s) stated in the valid Special Meeting Request(s). The number of nominees a stockholder may nominate for election at the special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. A Proposing Person who submitted a Special Meeting Request (or qualified representative thereof, as described in Article II, Section 12(c)(i) below) shall be required to appear) at the Stockholder Requested Special Meeting and present to stockholders the matters that were specified in the Special Meeting Request and included in the notice of the meeting. If no such Proposing Person or qualified representative appears at the Stockholder Requested Special Meeting to present such matters to stockholders, the Corporation need not present such matters for a vote at such meeting.

(f)
Definitions.

(1)
“Net Long Beneficial Ownership” shall mean those shares of common stock of the Corporation as to which the Proposing Person possesses (a) the sole power to vote or direct the voting, (b) the sole economic incidents of ownership (including the sole right to profits and the sole risk of loss), and (c) the sole power to dispose of or direct the disposition; provided that the number of shares calculated in accordance with the preceding clauses (a), (b) and (c) shall not include any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b)

under the Exchange Act) and that is, directly or indirectly, held or maintained by a Proposing Person with respect to any shares of any class or series of stock of the Corporation.

(2)
“Proposing Person” shall mean the holder of record of common stock submitting a Special Meeting Request and the beneficial owner of common stock, if any, on whose behalf such Special Meeting Request is made; provided that, with respect to the informational requirements of clause (iii) of the penultimate sentence of Section 3(b) of this Article II, if the record holder of such common stock is acting solely as a nominee of the beneficial owner thereof and is making the Special Meeting Request solely on behalf of and at the direction of such beneficial owner, “Proposing Person” shall mean only such beneficial owner.

SECTION 4. Notice of Meetings. Except as otherwise expressly required by statute or the Certificate of Incorporation, notice of each annual and special meeting of stockholders stating the date, place, if any, and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote thereat not less than ten (10) or more than sixty (60) days before the date of the meeting. Notice may be given personally or by mail, and, if by mail, shall be sent in a postage prepaid envelope, addressed to the stockholder at his address as it appears on the records of the Corporation. Notice by mail shall be deemed given at the time when the same shall be deposited in the United States mail, postage prepaid. Without limiting the manner by which notice otherwise may effectively be given to stockholders, any notice to the stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law. Attendance at any meeting of stockholders (in person or by remote communication) shall constitute a waiver of notice of such meeting, except when such person attends the meeting in person or by proxy for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice, signed by the stockholder entitled to notice, or a waiver by electronic transmission by the stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, an annual or special meeting of stockholders need be specified in any waiver of notice.

SECTION 5. List of Stockholders. The Corporation shall prepare, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours, at the principal place of business of the Corporation.

SECTION 6. Quorum, Adjournments. The holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meeting of stockholders, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented by proxy at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy. Any meeting of stockholders may be adjourned or recessed by the chair of the meeting to reconvene at the same or some other place. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called. If the time and place, if any, of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network, if any, used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting, notice of the adjourned meeting need not be given; provided that, if the adjournment is for more than thirty (30) days, or, if after the adjournment a new record date is set, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 7. Organization. At each meeting of stockholders, the Chair of the Board, if one shall have been elected, or in his or her absence or if one shall not have been elected, the President, or in his or her absence, a person designated by the Board of Directors, shall act as chair of the meeting and shall preside at all meetings of stockholders. The Secretary, or in his or her absence or inability to act, the person whom the chair of the meeting shall appoint as secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

SECTION 8. Order of Business. The order of business at all meetings of stockholders shall be as determined by the chair of the meeting.

SECTION 9. Voting; Proxies. Except as otherwise provided by statute or the Certificate of Incorporation, each stockholder of the Corporation shall be entitled at each meeting of stockholders to one (1) vote for each share of capital stock of the Corporation standing in his, her or its name on the record of stockholders of the Corporation:

(a)
on the date fixed pursuant to the provisions of Section 6 of Article V of these Bylaws as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or
(b)
if no such record date shall have been so fixed, then at the close of business on the date next preceding the day on which notice thereof shall be given.

Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no proxy shall be voted after three (3) years from its date, unless the proxy provides for a longer period. Any such proxy shall be authorized by an instrument in writing or by any other manner permitted by applicable law. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the issued and outstanding shares of stock of the Corporation entitled to vote thereon, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute, of the rules or regulations of any stock exchange applicable to the

Corporation, of any regulation applicable to the Corporation or its securities, of the Certificate of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

SECTION 10. Inspectors. The Board of Directors may (and, if required by law, shall), in advance of any meeting of stockholders, appoint one (1) or more persons to act as inspector of elections at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear, the chair of the meeting shall, or if inspectors shall not have been appointed, the chair of the meeting may, appoint one (1) or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. The inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

SECTION 11. No Action by Consent. Except as otherwise provided by the Certificate of Incorporation, any action required or permitted to be taken by stockholders shall be taken at an annual or special meeting of stockholders, and no action required or permitted to be taken by stockholders may be taken by consent or consents in lieu of a meeting of stockholders.

SECTION 12. Notice of Stockholder Business and Nominations. For each annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders shall be subject to, and may only be made in compliance with, the provisions of paragraph (A) of this Section 12.

(a)
Annual Meetings of Stockholders.

(i) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (1) solely with respect to the proposal of business (and not with respect to nominations of persons for election to the Board of Directors), pursuant to the Corporation’s notice of meeting (or any supplement thereto) delivered pursuant to Section 4 of Article II of these Bylaws, (2) by or at the direction of the Board of Directors or any authorized committee thereof or (3) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in paragraphs (a)(ii) and (a)(iii) of this Section 12, who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation and who is entitled to vote at the meeting upon such election of directors or upon such other business, as the case may be. For the avoidance of doubt, the foregoing clause (3) shall be the exclusive means for a stockholder to make nominations or propose other business at an annual meeting of stockholders (other than a proposal included in the Corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Exchange Act).

(ii)
For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (3) of paragraph (a)(i) of this Section 12, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and, in the case of business other than nominations of persons for election to the Board of Directors, such other business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the anniversary date of the previous year’s meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than one hundred twenty (120) days prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice. The number of nominees a stockholder may nominate for election at the annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. Notwithstanding anything in this Section 12(a)(ii) to the contrary, if the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred(100) calendar days prior to the first anniversary of the prior year’s annual meeting of stockholders, then a stockholder’s notice required by this Section 12 shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary of the Corporation not later than the close of business on the tenth (10th) calendar day following the day on which such public announcement is first made by the Corporation.
(iii)
Such stockholder’s notice shall set forth (1) as to each person whom the stockholder proposes to nominate for election or re- election as a director, (x) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), (y) such person’s written consent to being named in a proxy statement and form of proxy as a nominee and to serving as a director if elected and (z) a questionnaire fully completed and signed by such person (in the form to be provided by the Secretary of the Corporation upon written request of any stockholder of record within ten (10) days of such request) with respect to the background and qualification of such proposed nominee and the background of any other person or entity on whose behalf the nomination is being made and any other questionnaire the Corporation determines is necessary or advisable to assess whether a nominee will satisfy any qualifications or requirements imposed by the Certificate of Incorporation or these Bylaws, any law, rule, regulation or listing standard that may be applicable to the Corporation, and the Corporation’s corporate governance policies and guidelines); (2) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (3) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Corporation’s books and records, and of such beneficial owner, (B) (i) the class or series and number of shares of capital stock of the Corporation which are owned, directly or indirectly, beneficially and of record by such stockholder and such beneficial owner and (ii) any equity interests in any principal competitor of the Corporation (as defined for the purposes of Section 8 of the Clayton Antitrust Act of 1914) held by or on behalf of such stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made, any of their respective affiliates or associates and/or any others acting in concert with any of the foregoing (collectively, “proponent persons”), (C) a representation that the stockholder is a holder of record of the stock of the Corporation at the time of the giving of the notice, will be entitled to vote at such meeting and will appear in person or by proxy at the meeting to propose such business or nomination, (D) a representation whether any proponent person, the stockholder, the beneficial owner, if any, on whose behalf the nomination or proposal is made, any of their respective affiliates or associates and/or any others acting in concert with any of the foregoing (collectively, “proponent persons”), or any other participant (as defined in Item 4 of Schedule 14A under the Exchange Act), will engage in a solicitation with respect to such nomination or proposal and, if so, whether or not such solicitation will be conducted as an exempt solicitation under Rule 14a-2(b) of the Exchange Act, the name of each participant in such solicitation and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation1 and (i) in the case of a proposal of business other than nominations, whether such person or group intends to deliver, through means satisfying each of the conditions that would be applicable to the Corporation under either Exchange Act Rule 14a-16(a) or Exchange Act Rule 14a-16(n), a proxy statement and/or form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act) of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal, or (ii) in the case of any solicitation that is subject to Rule 14a-19 of the Exchange Act, confirming that such person or group will deliver, through means satisfying each of the conditions that would be applicable to the Corporation under either Exchange Act Rule 14a-16(a) or Exchange Act Rule 14a-16(n), a proxy statement and/or form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act) of at least 67% of the voting power of the Corporation’s stock entitled to vote generally in the election of directors, (E) a certification regarding whether such stockholder and beneficial owner, if any, have complied with all applicable federal, state and other legal requirements in connection with the stockholder’s and/or beneficial owner’s acquisition of shares of capital stock or other securities of the Corporation and/or the stockholder’s and/or beneficial owner’s acts or omissions as a stockholder of the Corporation and (F) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act; (4) a description of (i) any plans or proposals which such stockholder, beneficial owner, if any, or related person may have with respect to securities of the Corporation that would be required to be disclosed pursuant to Item 4 of Exchange Act Schedule 13D and (y) any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the Corporation between or among any proponent persons, including, without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D, and (iii) any performance-related fees (other than an asset-based fee) that any proponent person is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or in any agreement, arrangement or understanding under clause (5) of this Section 12(a)(iii); which description shall include, in addition to all other information, information identifying all parties thereto (in the case of either clause (4)(i) or (4)(ii), regardless of whether the requirement to file a Schedule 13D is applicable); and (5) a description (which description shall include, in addition to all other information, information identifying all parties thereto) of any agreement, arrangement or understanding (including without limitation any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell, swap or other instrument) to which any proponent person is a party, the intent or effect of which may be (A) to transfer to or from any proponent person, in whole or in part, any of the economic consequences of ownership of any security of, (B) to maintain, increase or decrease the voting power of any proponent person with respect to shares of any class or series of stock of and/or (C) to provide any proponent person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of, in each case, the Corporation or any principal competitor of the Corporation (as defined for the purposes of Section 8 of the Clayton Antitrust Act of 1914). A stockholder providing notice of a proposed nomination for election to the Board of Directors or other business proposed to be brought before a meeting (whether given pursuant to this paragraph (a)(iii) or paragraph (b) of this Section 12 of these Bylaws) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (1) as of the record date for determining the stockholders entitled to notice of the meeting and (2) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof, provided that if the record date for determining the stockholders entitled to vote at the meeting is less than fifteen (15) days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date. Any such update and supplement shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation by such stockholder of record not later than five (5) days after the record date for determining the stockholders entitled to notice of the meeting (in the case of any update and supplement required to be made as of the record date for determining the stockholders entitled to notice of the meeting), not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or adjournment or postponement thereof) and not later than five (5) days after the record date for determining the stockholders entitled to vote at the meeting, but no later than the date prior to the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of a date less than fifteen (15) days prior the date of the meeting or any adjournment or postponement thereof); provided, that no such update or supplement shall cure or affect the accuracy (or inaccuracy) of any representations made by any stockholder or other proponent person or nominee or the validity (or invalidity) of any nomination or proposal of other business that failed to comply with this Section 12 or is rendered invalid as a result of any inaccuracy therein. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to, among other things, determine the eligibility of such proposed nominee to serve as a director of the Corporation and to determine the independence of such director under the Exchange Act and applicable stock exchange rules.
(b)
Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. The proposal by stockholders of any business to be conducted at a special meeting of stockholders may be made only pursuant to and in compliance with Section 3 of Article II of these Bylaws. (c) General.
(i)
Only such persons who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible to serve as directors and only such business shall be conducted at an annual or special meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 12. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chair of the meeting (and, in advance of any meeting of stockholders, the Board) shall, in addition to making any other determination that may be appropriate for the conduct of the meeting, determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws (including whether a stockholder or any proponent person solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in compliance with such stockholder’s representation as required by clauses (a)(iii)(3)(D) of this Section 12, or complied or did not comply with the requirements of Rule 14a-19 under the Exchange Act) and, if any proposed nomination or business is not in compliance with these Bylaws, including due to a failure to comply with the requirements of Rule 14a-19 under the Exchange Act, declare that such defective proposal or nomination shall be disregarded, notwithstanding that votes and proxies in respect of any such nomination or other business have been received by the Corporation. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chair of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chair of the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. In furtherance and not by way of limitation of the foregoing provisions of this Section 12, unless otherwise required by law, if (A) the stockholder does not provide the information required under clauses (a)(iii), (c)(iii) and (c)(v) of this Section 12 to the Corporation within the time frames specified therein or (B) the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business (including, without limitation, any nominee that is not part of the Corporation’s slate of nominees or any proposed business included in the Corporation’s proxy statement, notice of meeting or other proxy materials or any supplement thereto pursuant to Rule 14-19 or 14a-8 promulgated under the Exchange Act), such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of these Bylaws, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
(ii)
Whenever used in these Bylaws, “public announcement” shall mean disclosure (1) in a press release released by the Corporation, provided such press release is released by the Corporation following its customary procedures, is reported by the Dow Jones News Service, Associated Press or comparable national news service, or is generally available on internet news sites, or (2) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.
(iii)
Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by law, if any stockholder or other proponent person (i) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to any proposed nominee and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act (or fails to timely provide the documents required in accordance with the following sentence), then the nomination of each such proposed nominee shall be disregarded, notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). Upon request by the Corporation, if any stockholder or proponent person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, documents, which may take the form of a certified statement and documentation from a proxy solicitor, specifically demonstrating that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of the requisite percentage of the

Corporation’s stock in accordance with the stockholder’s representation pursuant to clause (a)(iii)(3)(D) of this Section 12.
(iv)
Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 12; provided, however, that, to the fullest extent permitted by law, any references in these Bylaws to the Exchange Act are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to these Bylaws (including paragraphs (a)(i)(3) and (b) hereof), and compliance with paragraphs (a)(i)(3) and (b) of this Section 12 of these Bylaws shall be the exclusive means for a stockholder to make nominations or submit other business. Nothing in these Bylaws shall be deemed to affect any special rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors upon the occurrence of a specified event or events.
(v)
If a stockholder has submitted notice of an intent to nominate a candidate for election or re-election as a director pursuant to this Section 12, all written and signed representations and agreements and all fully completed and signed questionnaires described in clause (a)(iii)(1) of this Section 12 shall be provided to the Corporation at the same time as such notice, and the additional information described in clause (a)(iii) of this Section 12 shall be provided to the Corporation promptly upon request by the Corporation, but in any event within five

(5) business days after such request. All information provided pursuant to clause (a)(iii) of this Section 12 shall be deemed part of the stockholder’s notice submitted pursuant to this Section 12.

(vi)
Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by the Board of Directors.

SECTION 13. Remote Communication. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:

(a)
participate in a meeting of stockholders; and
(b)
be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication; provided that:
(i)
the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder;
(ii)
the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and
(iii)
if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

ARTICLE III

Board of Directors

SECTION 1. General Powers. Except as otherwise provided by the Delaware General Corporation Law or the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

SECTION 2. Number, Qualifications, Election and Term of Office.

(a)
The number of directors that shall constitute the entire Board of Directors of this Corporation shall consist of a number established in accordance with the Certificate of Incorporation. Directors need not be stockholders. Except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, directors shall be elected at the annual meeting of stockholders. Each director shall hold office until his or her successor shall have been duly elected and qualified, or until his or her earlier death, resignation, removal or disqualification.

(b)
Except as otherwise provided by the Certificate of Incorporation, directors shall be elected by a plurality of votes of the shares that are represented in person or by proxy at the annual meeting of stockholders in each year and that are entitled to vote on the election of directors, subject to Article III, Section 10 of these Bylaws.
(c)
No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

SECTION 3. Place of Meeting. Meetings of the Board of Directors shall be held at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting.

SECTION 4. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business as soon as practicable after each annual meeting of stockholders. Notice of the annual meeting of the Board of Directors need not be given except as otherwise required by statute or these Bylaws.

SECTION 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may from time to time determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these Bylaws.

SECTION 6. Special Meetings. Special meetings of the Board of Directors may be called by the Chair of the Board, if one shall have been elected, or by two or more directors of the Corporation or by the President.

SECTION 7. Notice of Meetings. Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 7, in which notice shall be stated the date, time and place of the meeting. Except as otherwise required by these Bylaws, such notice need not state the purpose of such meeting and, unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting. Notice of each such meeting shall be mailed, postage prepaid, to each director, addressed to him at his residence or usual place of business, by first-class mail, at least two (2) days before the day on which such meeting is to be held, or shall be sent by telecopier or other means of electronic transmission at least twenty-four (24) hours before the time at which such meeting is to be held. Attendance at a meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except when a director shall attend for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice, signed by the director entitled to notice, or a waiver by electronic transmission by the director entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

SECTION 8. Quorum and Manner of Acting. Except as otherwise provided by the Certificate of Incorporation or required by applicable law, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the directors present at a meeting at which a quorum is present shall constitute the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting from time to time to another time and place. Notice of the time and place of any such adjourned meeting shall be given to the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the directors who were not present thereat. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors, as such, shall act only as a Board or a duly constituted committee thereof.

SECTION 9. Organization. At each meeting of the Board of Directors, the Chair of the Board, if one shall have been elected, or, in the absence of the Chair of the Board or if one shall not have been elected, the President (or, in his or her absence, another director chosen by a majority of the directors present) shall act as chair of the meeting and preside thereat. The Secretary, or, in his or her absence, any person appointed by the Chair shall act as secretary of the meeting and keep the minutes thereof.

SECTION 10. Resignations. Any director of the Corporation may resign at any time by giving notice of his or her resignation in writing or by electronic transmission to the Corporation. A resignation shall be effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Except in the case of a contested election, any director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation to the Board of Directors following certification of the election results, conditioned upon the acceptance of such resignation by the Board of Directors in accordance the provisions of this Section 10. (For purposes of this Section 10, an election is a “contested election” if, as of the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation, the number of nominees for election as directors at such meeting exceeds the number of directors to be elected at such meeting.) If any such director tenders his or her resignation in accordance with this Section 10, within 60 days following the certification of the election results, the Board of Directors (excluding the director in question) will decide, through a process managed by the Nominating and Governance Committee of the Board of Directors, whether to accept the resignation. Absent a compelling reason for the director to remain on the Board of Directors, the Board of Directors shall accept the resignation. The Board of Directors will promptly disclose its decision to accept or reject the tendered resignation, which disclosure shall include, if the tendered resignation is rejected, a summary of the reasons underlying the decision of the Board of Directors to reject the tendered resignation. For purposes of this Section 10, a “compelling reason” could include, without limitation, a situation in which a director nominee was the target of a “vote no” campaign on an illegitimate basis, such as racial discrimination, or the resignation would cause the Corporation to be in violation of its organizational documents or regulatory requirements.

SECTION 11. Vacancies. Newly created directorships resulting from any increase in the number of directors, and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled exclusively by the affirmative vote of a majority of the remaining members of the Board of Directors (and not by stockholders), although less than a quorum, or by a sole remaining director. Each director so elected shall hold office until his successor shall have been elected and qualified, or until his death, or until he shall have resigned, or have been removed, as provided in this Corporation’s Certificate of Incorporation or as herein provided in these Bylaws.

SECTION 12. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one (1) or more committees, including any executive committee, each committee to consist of one (1) or more of the directors of the Corporation. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Except to the extent restricted by statute or the Certificate of Incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise the full power and authority of the Board of Directors. Each such committee shall serve at the pleasure of the Board of Directors and have such name as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

SECTION 13. Action by Consent. Unless restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 14. Telephonic Meeting. Unless restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 14 shall constitute presence in person at the meeting.

SECTION 15. Chair of the Board. The Chair of the Board, if one shall have been elected, shall be a member of the Board, and, if present, shall preside at each meeting of the Board of Directors or the stockholders. He or she shall advise and counsel with the Chief Executive Officer and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

ARTICLE IV

Officers

SECTION 1. Election and Designation. The officers of the Corporation shall include a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary, and a Treasurer, who shall be elected by the Board of Directors. The officers of the Corporation may also include one (1) or more Vice-Presidents, as the Board of Directors deems necessary or advisable, and the Board of Directors may give any of them such further designations or alternate titles as it considers desirable. The same person may hold any two or more offices. The Board of Directors may determine to leave any office vacant.

SECTION 2. Appointment, Term of Office and Qualifications. The Chief Executive Officer, President, Chief Financial Officer, Secretary, and Treasurer shall be elected annually by the Board of Directors. The Board of Directors may appoint, or authorize any duly elected officer to appoint, one or more other officers or assistant officers. Unless the Board of Directors otherwise prescribes by resolution, each officer shall hold office until his or her respective successor shall have been duly chosen and qualified or until such officer’s resignation, death or removal, as hereinafter provided in these Bylaws. If any vacancy shall occur among the officers or assistant officers of the Corporation, the Board of Directors, or any duly elected officer authorized by the Board of Directors to appoint such officer or assistant officer, may fill such vacancy.

SECTION 3. Resignation and Removal. Any officer of the Corporation may resign at any time by giving notice in writing or by electronic transmission of his or her resignation to the Chair of the Board, Chief Executive Officer or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective. Any officer of the Corporation may be removed, either with or without cause, at any time, by the Board of Directors at any meeting thereof or by a duly authorized officer, without prejudice to the rights, if any, of such officer under any contract to which he or she is a party.

SECTION 4. Chief Executive Officer. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the Chief Executive Officer shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors. He or she shall have general supervision and direction of all of the other officers, employees and agents of the Corporation. The Chief Executive Officer shall, in the absence of the Chair of the Board or if a Chair of the Board shall not have been elected, preside at each meeting of the Board of Directors or the stockholders.

SECTION 5. The President. Unless the Board shall separately elect a Chief Executive Officer and a President, the President shall be the Chief Executive Officer of the Corporation with the powers and duties set forth in Section 4 above. If a Chief Executive Officer has been separately elected, the President shall have general responsibility for the management and control of the operations and administration of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of president or which are delegated to him or her by the Board of Directors or the Chief Executive Officer.

SECTION 6. Chief Financial Officer. The Chief Financial Officer shall be responsible for the overall management of the financial affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief financial officer or which are delegated to him or her by the Board of Directors or the Chief Executive Officer. Unless the Board shall separately elect a Chief Financial Officer and a Treasurer, the Chief Financial Officer shall be Treasurer of the Corporation.

SECTION 7. Vice-Presidents. Any Vice President shall perform all such duties as from time to time may be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President. In the event of the President’s absence, disability, or his or her inability or refusal to act (if the President is not also the Chief Executive Officer), one (1) Vice-President, as designated by the Board of Directors or the Chief Executive Officer, shall perform the duties of the President, and, when so acting, shall have the powers of and be subject to the restrictions placed upon the President in respect of the performance of such duties.

SECTION 8. Treasurer. The Treasurer shall:

(a)
have charge and custody of, and be responsible for, all the funds and securities of the Corporation;
(b)
keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;
(c)
deposit all moneys and other valuables to the credit of the Corporation in such depositories as may be designated by the Board of Directors or pursuant to its direction;
(d)
receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;
(e)
disburse the funds of the Corporation and supervise the investments of its funds, taking proper vouchers therefor;
(f)
render to the Board of Directors, whenever the Board of Directors may require, an account of the financial condition of the Corporation; and
(g)
in general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chief Executive Officer, the President or the Chief Financial Officer.

SECTION 9. Secretary. The Secretary shall

(a)
keep or cause to be kept in one (1) or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders;
(b)
see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law;
(c)
be custodian of the records and the seal of the Corporation and affix and attest the seal to all certificates for shares of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;
(d)
see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and
(e)
in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President.

SECTION 10. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

SECTION 11. Officers’ Bonds or Other Security. If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his or her duties, in such amount and with such surety or sureties as the Board of Directors may require.

SECTION 12. Compensation. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors.

ARTICLE V

Shares, etc.

SECTION 1. Share Certificates. The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by a certificate shall be entitled to have a certificate signed by, or in the name of the Corporation by any two authorized officers of the Corporation representing the number of shares registered in certificated form. Each of the Chair of the Board, the President, any Vice-President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer, along with any other officer of the Corporation expressly delegated such authority by the Board, shall be authorized to sign such certificates. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. When the Corporation is authorized to issue shares of more than one (1) class of stock there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the Corporation will furnish to any shareholder, upon request and without charge, a full statement of the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof, and the qualifications, limitations or restrictions of such preferences and/or rights and/or limitations of each such series so far as the same have been fixed and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series. In the case of uncertificated shares, such statement shall be included in a notice provided in accordance with applicable law.

SECTION 2. Books of Account and Record of Stockholders. There shall be kept correct and complete books and records of account of all the business and transactions of the Corporation. There shall also be kept, at the principal office of the Corporation, or such other office as determined by the Corporation, a record containing the names and addresses of all stockholders of the Corporation, the number of shares (and class or series thereof) held by each, and the dates when they became the holders of record thereof.

SECTION 3. Transfers of Shares. Transfers of shares of the Corporation shall be made on the records of the Corporation only upon authorization by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon (or, in the case of uncertificated shares, upon surrender thereof in accordance with applicable law and procedures governing the transfer thereof). The person in whose name shares shall stand on the record of stockholders of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security and not absolutely and written notice thereof shall be given to the Secretary or to a transfer agent, such fact shall be noted on the records of the Corporation.

SECTION 4. Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one (1) or more transfer agents and one (1) or more registrars and may require all certificates for shares of stock to bear the signature of any of them.

SECTION 5. Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration or certificates for shares of the Corporation or for uncertificated shares.

SECTION 6. Fixing of Record Date. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not more than sixty (60) nor less than ten (10) days before the date then fixed for the holding of any meeting of stockholders, as the time as of which the stockholders entitled to notice of and to vote at such meeting, shall be determined, and all persons who were stockholders of record of voting shares at such time, and no others, shall be entitled to notice of and to vote at such meeting. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not more than sixty (60) days prior to such action, as the record date for the determination of the stockholders entitled to receive any such dividend, distribution, allotment, rights or interests, and in such case only the stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, allotment, rights or interests.

SECTION 7. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost, stolen or destroyed. In issuing a new certificate or uncertificated shares, the Corporation may, in its discretion, require such owner or such owner’s legal representatives to give to the Corporation a bond sufficient (and in such sum, limited or unlimited, and in such form and with such surety or sureties as the Corporation in its absolute discretion shall determine), to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate, or the issuance of such new certificate or uncertificated shares.

ARTICLE VI

Indemnification

SECTION 1. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans (each, an “other enterprise”), against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article VI, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors of the Corporation.

SECTION 2. Advancement of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VI or otherwise.

SECTION 3. Claims. If a claim for indemnification (following the final disposition of such proceeding) or advancement of expenses under this Article VI is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

SECTION 4. Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article VI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 5. Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

SECTION 6. Amendment or Repeal. Any right to indemnification or to advancement of expenses of any Covered Person arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these Bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

SECTION 7. Other Indemnification and Advancement of Expenses. This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

SECTION 8. Interpretation. Any reference to an officer of the Corporation in this Article VI shall be deemed to refer exclusively to the President, any Vice President, the Secretary or any Assistant Secretary, the Treasurer or any Assistant Secretary, the Chair of the Board of Directors and the Vice-Chair of the Board of Directors, and any other officer of the Corporation elected by the Board of Directors pursuant to Article IV of these Bylaws, and any reference to an officer of any other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors or equivalent governing body of such other enterprise pursuant to the certificate of incorporation and bylaws or equivalent organizational documents of such other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other enterprise has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be an officer of the Corporation or of such other enterprise shall not result in such person being constituted as, or being deemed to be, an officer of the Corporation or of such other enterprise for purposes of this Article VI.

ARTICLE VII

General Provisions

SECTION 1. Dividends. Subject to statute and the Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board of Directors. Dividends may be paid in cash, in property or in shares of the Corporation, unless otherwise provided by statute or the Certificate of Incorporation.

SECTION 2. Reserves. The Board of Directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

SECTION 3. Seal. The seal of the Corporation shall be in such form as shall be approved by the Board of Directors.

SECTION 4. Fiscal Year. The fiscal year of the Corporation shall be fixed from time to time by the Board of Directors.

SECTION 5. Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

SECTION 6. Execution of Contracts, Deeds, Etc. The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

SECTION 7. Voting of Securities in Other Entities. Unless otherwise provided by resolution of the Board of Directors, the Chair of the Board or the President, from time to time, may (or may appoint one (1) or more attorneys or agents to) cast the votes which the Corporation may be entitled to cast as a holder of securities or otherwise in any other entity, any of whose securities may be held by the Corporation, at meetings of the holders of securities of such other entity, or to consent in writing or otherwise to any action by any such other entity. In the event one (1) or more attorneys or agents are appointed, the Chair of the Board or the President may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent. The Chair of the Board or the President may, or may instruct the attorneys or agents appointed to, execute or cause to be executed in the name and on behalf of the Corporation and under its seal or otherwise, and submit, deliver and transmit, in each case to the extent applicable, such proxies, consents, waivers or other instruments in writing, given by electronic transmission or otherwise as may be necessary or proper in the premises.

SECTION 8. Electronic Transmission. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

ARTICLE VIII

Amendments

These Bylaws may be amended or repealed, and new Bylaws may be adopted, by the stockholders at any annual or special meeting thereof, provided that notice of the proposed amendment or repeal or adoption of new Bylaws is contained in the notice of such meeting. These Bylaws may also be amended or repealed, and new Bylaws may be adopted, by the Board. Bylaws adopted by the Board of Directors may be amended or repealed by the stockholders.

Notwithstanding anything to the contrary contained in these Bylaws, but in addition to any vote required by the Certificate of Incorporation, any other provision of these Bylaws or applicable law, Section 11 of Article II, Section 2 of Article III, and Section 11 of Article III of these Bylaws shall not be altered, amended or repealed by the stockholders, and no provisions inconsistent therewith shall be adopted by the stockholders, without the affirmative vote of the holders of at least two-thirds in voting power of the outstanding stock of the Corporation entitled to vote thereon.

ARTICLE IX

Unless the Corporation consents in writing to the selection of an alternative forum, (A) (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws or as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction or declines to accept jurisdiction thereof, the federal district court of the State of Delaware; and (B) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Notwithstanding the foregoing, this Article IX shall not apply to claims seeking to enforce any liability or duty created by the Exchange Act. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX.